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                                                            EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
  Shareholders of StarBase Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of StarBase Corporation of our report dated June 20, 1996, except for Note 7, as to which the date is July 16, 1996, which appears on page 2 of the March 31, 1996 Annual Report to Shareholders of StarBase Corporation, which is incorporated by reference in StarBase Corporation's Annual Report on Form 10-K/A for the year ended March 31, 1996.




PRICE WATERHOUSE LLP

Costa Mesa, CA
July 16, 1996